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                                                                    Exhibit 10.4


                        MASTER PURCHASE & SALE AGREEMENT

                                 BY AND BETWEEN

                                 [COMPANY NAME]

                                     - and -

                          AMERICAN EQUITIES GROUP, INC.

                                    Dated: []


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

DEFINITIONS.......................................................................................................1

1.       PURCHASE AND SALE OF INVOICES............................................................................1

2.       LINE OF CREDIT...........................................................................................3

3.       SELLER'S REPRESENTATIONS AND WARRANTIES..................................................................3

4.       AFFIRMATIVE COVENANTS....................................................................................4

5.       NEGATIVE COVENANTS.......................................................................................5

6.       SECURITY.................................................................................................6

7.       RECOURSE.................................................................................................7

8.       EVENTS OF DEFAULT........................................................................................7

9.       REMEDIES.................................................................................................8

10.      GOVERNING LAW............................................................................................8

11.      JURISDICTION.............................................................................................8

12.      SEVERABILITY OF PROVISIONS...............................................................................8

13.      COLLECTION...............................................................................................9

14.      INDEMNIFICATION..........................................................................................9

15.      PURCHASER CHARGES........................................................................................9

16.      COMPLETE AGREEMENT.......................................................................................9

17.      TERM.....................................................................................................9

18.      EFFECTIVE DATE..........................................................................................10

19.      SURVIVAL.   ............................................................................................10

20.      BINDING EFFECT..........................................................................................10

21.      FURTHER ASSURANCES.  ...................................................................................10

22.      COUNTERPARTS; TELECOPIES................................................................................10

                                        i


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                        MASTER PURCHASE & SALE AGREEMENT

         This Master Purchase & Sale Agreement (the "Agreement") is made and entered into by [COMPANY NAME], a [STATE OF ORGANIZATION] corporation (the "Seller"), having an office at [COMPANY ADDRESS] and AMERICAN EQUITIES GROUP, INC., a New York corporation ("AEG"and/or "Purchaser"), having an office at 80 East Route 4, Suite 202, Paramus, New Jersey 07652. The Seller and AEG hereby agree to the terms and conditions contained herein and in any Addendums and/or Attachments to this Agreement.

DEFINITIONS

The following definitions shall apply to this Agreement:

         a. "Account Debtor" shall mean any third party who is indebted to Seller on account of products and/or services provided by Seller.

         b. "Administrative Fee" shall mean ten percent (10%) of (A) the Net Invoice Value of any Receivable which Seller does not sell to AEG in accordance with the terms of this Agreement, or (B) any amounts paid to or collected by Seller with respect to any Receivable which are not remitted to AEG in accordance with the terms of this Agreement.

         c. "Book Account" shall mean the account maintained by Purchaser for the Seller pursuant to Section 1(c).

         d. "Client Risk Receivable" shall mean any Receivable that is (i) not supported or documented by Supporting Documents which are satisfactory to AEG, (ii) with an Account Debtor which has an invoice which is outstanding for more than ninety (90) days, or (iii) unacceptable to AEG for any other reason in the exercise of its sole discretion.

         e. "Collateral" shall mean those assets owned by Seller which are subject to Purchaser's security interest granted in Section 6(b).

         f. "Dispute" shall mean a dispute, deduction, claim, offset, defense or counterclaim of any kind, whether bona fide or not, including, without limitation, any dispute relating to goods or services already paid for or relating to Receivables other than the Receivable on which payment is being withheld.

         g. "Factor Risk Receivables" shall mean all Receivables in a Receivable Pool other than Client Risk Receivables.

         h.       "Line of Credit" shall have the meaning set forth in Section
                  2(a).

         i. "Net Invoice Value" shall mean, as to any Receivable, the amount shown on the original invoice therefore as being payable in cash by the customer owing the same, net of all commissions, discounts (other than prompt payment discounts), allowances, and credits granted by Seller or claimed by the Account Debtor.

         j. "Obligations" shall have the meaning set forth in Section 6(b). k. "Overdraft" shall mean any negative balance in Seller's Book Account. l. "Receivable" or "Receivables" shall have the meaning set forth in Section 1(a). m. "Seller" shall mean [COMPANY NAME], and its subsidiaries, if any. n. "Service Fee" shall have the meaning set forth in Section 1(b).

         o. "Supporting Documents" shall mean original invoices, confirmed purchase orders, insertion orders, contracts, approvals, shipping documents, and any other documents which AEG may require or specify with respect to a Receivable.

         p. "Termination Fee" shall mean the fee which may become payable to Purchaser on termination of this Agreement pursuant to
                  Section 17.

1.       PURCHASE AND SALE OF INVOICES.

         (a) APPROVAL/SALE. AEG agrees to purchase, and Seller agrees to sell, all of Seller's present and future accounts, contract rights, and other forms of obligation for payment of money arising out of the manufacture, sale and distribution of goods or the performance of services, including, but not limited to, [DESCRIPTION OF

PRODUCT/SERVICE] and related products, supplies, and services, together with all collection rights in connection therewith, as well as Seller's interest in any goods represented by its receivables and all goods returned by customers and Seller's rights against any unpaid vendor(s) (collectively, the "Receivables"). In purchasing Receivables, AEG has or will materially rely upon the documents and other information provided by Seller and on Seller's representations, warranties and covenants contained in this Agreement. AEG shall be the absolute owner of all Receivables purchased under this Agreement. As owner, AEG shall have the sole and exclusive power and authority to collect each Receivable through legal action or otherwise, including, in its sole determination, the right to settle, compromise, or assign (in whole or part) any of the Receivables.

         (b) PURCHASE PRICE. AEG will purchase all the Receivables presented on a weekly basis and will consider them to be a pool of Receivables (a "Receivable Pool"). Seller each week will forward the Supporting Documents with respect to each Receivable Pool to AEG by a national overnight delivery service for delivery by 10:00 AM the next business day. AEG will advise seller which Receivables, if any, AEG has classified as Client Risk Receivables within three
(3) business days of AEG's receipt of all supporting documents with respect to a Receivable Pool. AEG will charge Seller a Service Fee equal to (i) [SERVICE FEE
- PURCHASE] of the sum of the Net Invoice Values of all Receivables in a Receivable Pool at the time a Receivable Pool is purchased, and (ii) [SERVICE FEE - DAYS 31 AND 61] of the sum of the Net Invoice Values of any unpaid and outstanding Receivables within a Receivable Pool on each of the 31st and 61st days next following AEG's purchase of a particular Receivable Pool (each, a "Service Fee") for the production, collection, accounting and administrative services rendered by AEG under this Agreement. Each Service Fee will be charged as an Advance under the Line of Credit on the date on which it is due. The purchase price for a Receivable Pool shall be the sum of the Net Invoice Values of the Receivables in the Receivable Pool minus the Service Fees charged with respect to that Receivable Pool (the "Purchase Price") and shall be adjusted from time to time as provided in this Agreement.

         Upon AEG's acceptance of a Receivable Pool and its receipt of all Supporting Documents from Seller concerning that Receivable Pool, AEG shall be deemed to have purchased the Receivable Pool and Seller shall be paid the Purchase Price as follows:

         (i) to the extent there is an Outstanding Balance under or in connection with the Line of Credit, through the application of any amounts collected with respect to the Receivable Pool to such Outstanding Balance; or

         (ii) if there is no Outstanding Balance under or in connection with the Line of Credit, through weekly payments equal to the collections actually received by AEG in good funds with respect to the Receivable Pool in the previous week.

          (c) BOOK ACCOUNT. As used herein the term "Book Account" shall mean the account to which all monies owing to Seller by AEG shall be credited and all monies owing by Seller to AEG shall be charged. All monies owing by either party will be entered into the Book Account on the day they become due. An Overdraft shall be payable on demand. Any (i) Overdraft, or (ii) payment or charge due from Seller to AEG under the terms of this Agreement which is not paid when due (a "Past Due Charge"), may be set-off at any time against any amount which would otherwise be due from AEG to Seller. Any (i) Overdraft or (ii) Past Due Charge shall bear interest for each day it is outstanding until paid in full at the rate of twenty four percent (24%) per annum. Interest shall be charged daily and posted to the Book Account monthly. AEG each month shall provide Seller with an account statement which lists all charges and credits to the Book Account in the previous month. Each account statement shall be conclusively presumed to be correct in all respects, except for specific objections which the Seller makes in writing within fifteen (15) days from the date upon which the account statement is sent.

         (d) INVOICING. All invoices shall be sent from AEG directly to the Account Debtors. Each invoice shall state in a manner satisfactory to AEG that the Receivable is payable to AEG or an agreed upon trade style (D/B/A), in US Dollars only, at an address specified by AEG and shall be accompanied by all other Supporting Documents with respect to that invoice. Seller shall, and hereby does, grant AEG a license to use Seller's name and trade names, if any, in one or more alternate names or D/B/As for the purpose of administering, managing, and collecting Receivables. This license may not be modified or revoked until all Receivables purchased by AEG under this Agreement have been collected and any and all Obligations of Seller to AEG have been paid in full. At AEG's election Seller shall execute a Bill of Sale (without representation or warranty except as is expressly set forth in this Agreement) to AEG transferring ownership of all Receivables within a Receivable Pool.

2.       LINE OF CREDIT.

         (a) ADVANCES. Subject to the terms and conditions of this Agreement, and provided that no Event of Default exists under or in connection with this Agreement, AEG shall make advances to Seller (each, an "Advance" and, collectively, "Advances") until the aggregate amount of all outstanding Advances (the "Outstanding Advance Balance") is equal to [ADVANCE RATE PERCENTAGE] of all outstanding Factor Risk Receivables in all Receivable Pools purchased by AEG under this Agreement (the "Borrowing Base") up to a maximum aggregate outstanding limit of [MAXIMUM AGGREGATE LIMIT] (the "Aggregate Limit") (the "Line of Credit"). If at any time the Outstanding Advance Balance exceeds the Borrowing Base or the Aggregate Limit, AEG shall have the right to (A) require Seller to pay the amount by which such Outstanding Advance Balance exceeds the Borrowing Base or the Aggregate Limit (the "Overadvance") on demand in immediately available funds, or (B) charge the amount of the Overadvance to the Book Account where it will bear interest at the rate of twenty-four percent (24%) per annum. AEG shall have the right to set-off or deduct the amount of any Overadvance from any other amount due from AEG to Seller under this Agreement.

         (b) REDUCTION OF BORROWING BASE. The Borrowing Base shall be reduced by an amount equal to (A) the Net Invoice Value of any (i) Receivable which is outstanding for ninety (90) days, (ii) Receivable for which there is a Dispute with the Account Debtor, regardless of validity, or (iii) Receivable which AEG charges back to Seller for any other reason under this Agreement, and (B) any other amount which AEG may charge back to Seller to reduce the Purchase Price due with respect to any Receivable Pool.

         (c) INTEREST. Each Advance under or in connection with the Line Of Credit shall bear interest at a rate of [INTEREST RATE] per annum from the date on which it is made until the date on which it is paid in full. Interest shall be charged daily and shall be due and payable and posted to the Book Account monthly (the Outstanding Advance Balance, plus all accrued interest, the "Outstanding Balance").

         (d) DISBURSEMENTS. AEG shall make Advances to Seller under the Line Of Credit by wire transfer within two (2) business days of a written request for an Advance from Seller, in a form satisfactory to AEG, which is received by AEG before 11:00 AM (Eastern Standard Time) and accompanied by any documentation which AEG may reasonably require. Any request for an Advance which is received by AEG after 11:00 AM (Eastern Standard Time) will be deemed to have been received at 9:00 AM on the next business day.

         (e) COLLECTIONS. Payments received by AEG from Account Debtors will be posted to the Book Account and applied to the Outstanding Receivable Balance on the third day following the date on which AEG actually receives such payments in its office in Paramus, New Jersey. Such credits shall be conditioned upon final payment to AEG in cash or solvent credits of the items of payment giving rise to them and if any item of payment is not so paid, the amount of any credit given for it shall be charged back to the Book Account whether or not the item of payment is returned. For purposes of calculating interest on the Outstanding Advance Balance, interest shall continue to accrue on the amount of any payment received by AEG from an Account Debtor for a period of three (3) business days after receipt of payment by AEG.

3. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to AEG the following which shall be continuing representations and warranties for so long as this Agreement is in effect or AEG shall have any commitment under this Agreement:



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

         (a) OWNERSHIP OF RECEIVABLES. Seller is the sole owner of the Receivables and none of the Receivables has been previously assigned or encumbered in any manner. Seller has full power and authority to sell each of the Receivables and has duly authorized their sale to AEG pursuant to this Agreement.

         (b) CURRENT RECEIVABLES. Each Receivable is for the amount stated on the invoice. As of the date of sale of the Receivable there are no prepays, set-offs, deductions, disputes, contingencies or counterclaims against any of the Receivables or against Seller in connection therewith. Each Receivable is currently due to Seller and is by its terms collectable in full no later than thirty (30) days after the date of invoice.

         (c) CORPORATE STRUCTURE. Seller is a corporation duly organized and existing and in good standing under the laws of the State of [STATE OF ORGANIZATION] and is qualified and authorized to do business in the State of [STATE OF ORGANIZATION] and in all other states in which it is currently conducting business and qualification is required. Seller does not have any subsidiaries or affiliates. Seller is not a partner in any partnership or a participant in any joint ventures.

         (d) PROPER EXECUTION. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate action and does not and will not: (i) require any consent or approval of its stockholders, (ii) contravene its corporate charter or by-laws, (iii) violate any provision of any law, rule, regulations or any order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it and of which it has notice; or (iv) result in any breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected.

         (e) BINDING OBLIGATIONS. This Agreement is, and when delivered will be, a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

         (f) LIENS. Seller has no liens of any kind on any of its assets, and Seller will not grant or suffer any such liens hereafter without AEG's prior written consent.

         (g) NO LITIGATION. Seller has no notice of any actions, suits or proceedings pending, or to the knowledge of Seller, threatened against or affecting it before any court, governmental agency, arbitrator or other body which may materially adversely affect the financial condition, operations, properties or the business of Seller or the ability of the Seller to perform its obligations under this Agreement.

         (h) PLACE OF BUSINESS; BOOKS AND RECORDS. Seller's principal place of business and its chief executive offices are located at [COMPANY ADDRESS]. Seller has no other offices or places of business. Seller's books and records and all of its assets are located at its principal place of business. Seller maintains its books and records in accordance with Generally Accepted Accounting Principles ("GAAP").

         (i) CORPORATE NAME, MERGER, ACQUISITION. Seller has not (i) changed its name or been known by any other name, (ii) been the surviving corporation of a merger or consolidation, (iii) acquired all or substantially all of the assets of any person or entity, or (iv) obtained assets in a transaction subject to any bulk transfer laws.

         (j) NO DEFAULT; NO VIOLATION. Seller is not (A) in default under or in breach of any indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected, or (B) in violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to it and of which it has notice.

         (k) YEAR 2000. To the best of Seller's knowledge, all software utilized in the conduct of Seller's business will have appropriate capabilities and compatibility for operation to handle calendar dates falling on or after January



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1, 2000, and all information pertaining to such calendar dates, in the same manner and with the same functionality as the software does with respect to calendar dates falling on or before December 31, 1999.

4. AFFIRMATIVE COVENANTS. So long as this Agreement shall remain in effect or AEG shall have any commitment under this Agreement, Seller covenants and agrees that it:

         (a) will not, nor consent or permit any of its shareholders, directors, officers, employees or agents to, deposit in any bank or other depository, any check, remittance or other payment for or on account of any Receivable, nor attempt to collect any payment from an Account Debtor.

         (b) will, within 24 hours of its receipt of payment with respect to any Receivable, forward such payment to AEG by regular mail.

         (c) will preserve and maintain its corporate existence, in good standing in the jurisdiction of its incorporation, and in each foreign jurisdiction in which it owns property or conducts business, and maintain all of its properties, necessary or useful in the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted.

         (d) will keep adequate records and books of account in accordance with GAAP and will maintain such books and records at its principal place of business as specified in Section 3(h).

         (e) will at its own expense, maintain insurance with respect to its real and personal properties against such risks, in such commercially reasonable form and with such insurers, as shall be reasonably satisfactory to AEG from time to time and shall cause AEG to be named as an additional insured and as loss payee on such policies.

         (f) will at any reasonable time, and at Seller's expense, permit AEG or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of the Seller and to discuss its affairs, finances and accounts with any of its officers and directors and independent accountants.

         (g)      will furnish to AEG:

                  (A) promptly after the commencement thereof, written notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in excess of $10,000 affecting Seller.

                  (B) written notice of any change in the officers or owners of Seller within five (5) days of the occurrence of any such change.

                  (C) such other information respecting the condition or operations financial or otherwise, of the Seller as AEG may from time to time reasonably request.

         (h) will maintain, preserve, and keep its buildings, machinery, and equipment in good condition, repair, and working order for the proper and efficient operation of its business.

         (i) will comply in all respects with all applicable laws, rules, regulations, and orders.

5. NEGATIVE COVENANTS. So long as this Agreement is in effect, or AEG shall have any commitment under this Agreement, Seller shall not:

         (a) organize or cause to exist any subsidiaries or affiliates without AEG's prior written consent, which consent may be conditioned, without limitation, upon such subsidiary or affiliate guarantying all of the Seller's obligations under this Agreement.

         (b) remove any inventory of raw materials or completed products from its business premises other than on shipment to Account Debtors in the ordinary course of business without the prior written consent of AEG.

         (c) invest in or otherwise acquire any shares or substantially all of the assets of any corporation, firm, or business, or division thereof.

         (d) change the general character of its business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as normally conducted.

         (e) increase the salaries, expense accounts, or bonuses presently being paid to its officers or directors or shareholders except for reasonable increases made in the ordinary course of business.

         (f) declare or pay any dividend on its capital shares of any class or make any distribution to any shareholders as such or purchase, redeem, or otherwise acquire for value any shares of any class.

         (g) merge with or consolidate into any other entity or change its corporate name or do business under any name other than its corporate name.

         (h) permit any lien, security interest or other encumbrance of any nature whatsoever to be placed on the Collateral other than the lien in favor of AEG.

         (i) change the location of its principal place of business or the location of its chief executive offices without providing AEG with thirty (30) days' prior written notice; PROVIDED, HOWEVER, no change in location may be effected until all filings required to be made to evidence AEG's ownership of the Receivables and its first priority security interest in the Collateral have been made.

         (j) sell, lease, transfer, abandon, or otherwise dispose of any of its assets except in the ordinary course of business.

         (k) grant, or attempt to grant, any discount, credit, or allowance on any Receivable that has been purchased by AEG without AEG's prior written consent.

6.       SECURITY.

         (a) In the event that AEG's interest in the Receivables purchased under this Agreement is deemed by a court of competent jurisdiction to be a security interest instead of a purchase, then this Agreement shall be deemed to constitute a security agreement under Article 9 of the New Jersey Uniform Commercial Code and AEG shall have all rights of a secured party thereunder with respect to the Receivables so purchased, and the Collateral.

         (b) As security for the payment and performance of Seller's obligations under or in connection with (i) any Overdraft, (ii) the Line of Credit, (iii) any other obligation of Seller to AEG under or in connection with this Agreement, including, but not limited to, any attorneys' fees or other expenses incurred by AEG in enforcing or amending this Agreement and any Termination Fee, and (iv) any and all other obligations of Seller to AEG, whether now existing or arising in the future (such obligations listed in clauses (i) through (iv) above, collectively, the "Obligations"), Seller does hereby assign, transfer, and grant to AEG a lien upon and a valid first priority security interest in the following assets (the "Collateral"): the Receivables, and all books and records pertaining to such Receivables, all machinery and equipment, fixtures, inventory, trademarks, patents, copyrights, contract rights and all other general intangibles, and all other personal property and assets of Seller, all as more particularly described on

Schedule A which is attached hereto and made a part hereof.

         (c) Seller also hereby grants AEG an irrevocable power of attorney, which shall be deemed coupled with an interest and shall be irrevocable so long as this Agreement is in force and thereafter until all Obligations have been fully paid, for the purpose of collecting the Receivables assigned hereunder and exercising all of its rights with respect to the Collateral such rights to include, but not be limited to, the right to sign Seller's name on any UCC financing statement or any amendment thereto relating to Collateral.






7.       RECOURSE.

         (a) AEG shall have recourse against Seller with respect to any Receivable not paid within 90 days from its invoice date. In addition, AEG shall have recourse against Seller, if Seller: (i) is in breach of this Agreement;
(ii) has breached any representations, warranties or covenants with respect to any unpaid Receivable; (iii) has contributed to or aggravated any Account Debtor's financial inability to pay; (iv) is involved with any Account Debtor in a Dispute of any kind, regardless of validity; or (v) any Account Debtor has asserted a claim of loss or offset of any kind against Seller or AEG.

         (b) AEG shall have the right to charge the amount of any Receivable for which AEG has recourse against Seller back to Seller's Book Account. The charge-back of a Receivable shall reduce the purchase price for the Receivable Pool which included that Receivable. The charge-back of a Receivable shall not constitute a reassignment thereof, and the title thereto and the goods represented thereby shall remain in AEG until all Obligations are paid in full.

8.       EVENTS OF DEFAULT.

         Each of the following shall constitute an event of default under this Agreement an ("Event of Default"):

         (a) any covenant, representation, or warranty made in this Agreement or which is contained in any certificate, document, opinion, financial or other statement furnished under or in connection with this Agreement shall be found to have been incorrect or breached in any material respect;

         (b) Seller shall fail to pay any amount outstanding under or in connection with this Agreement when due including, but not limited to, any payment of an Overdraft or any other amount which may be due upon the demand of AEG;

         (c) a default occurs in the performance of any term, covenant or agreement contained in this Agreement;

         (d) Seller shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or for a substantial part of its assets; or shall commence any proceeding under any bankruptcy reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or shall have any petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made, and such involuntary petition or application is not overturned or stayed within 60 days of entry; or by any act of omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, proceeding, receiver, or trustee for all or any substantial part of its properties; or shall suffer any such custodianship, receivership, or trusteeship; or the Seller shall discontinue its operations;

         (e) any security interest or other document delivered by Seller pursuant to this Agreement shall at any time after its execution and delivery and for any reason cease: (A) to create a valid and perfected lien upon and first priority security interest in and to the property covered therein; or (B) to be in full force and effect or shall be declared null and void, or shall be terminated, or the validity or enforceability thereof shall be contested by Seller or Seller shall deny it has any further liability or obligation under this Agreement, or the Seller shall fail to perform any of its obligations under any of its agreements with AEG.

         (f) any guaranty of the Seller's obligations executed in favor of AEG shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the guarantor, or the guarantor shall deny he has any further liability or obligation thereunder or shall fail to perform his obligations thereunder;

         (g) a material adverse change in the condition (financial or otherwise), business, operations or prospects of the Seller shall have occurred;

then, and in any such event, AEG may, in its sole discretion, by notice to the Seller, (A) terminate its obligation to (i) purchase Receivables, and (ii) make advances or credit accommodations under the Line of Credit or under any other loans or other credit facilities provided under or in connection with this Agreement, and (B) declare the outstanding balance of any Overdraft and any and all other Obligations to be immediately due and payable, without presentment, demand, protest or further notice of any kind, including notice of dishonor, all of which are expressly waived by the Seller.

9. REMEDIES. AEG shall have the following rights, in addition to its rights at law and in equity.

         (a) AEG may (i) upon five (5) business days written notice to Seller, notify the postal authorities to change the address for delivery of Seller's mail to an address designated by AEG; (ii) upon five (5) business days written notice to Seller, receive, open, copy and distribute all mail addressed to Seller, retaining all mail related to the Collateral and forwarding all other mail to Seller; (iii) enter any and all premises where any of the Collateral is located and take possession of the Collateral; (iv) require Seller, at Seller's expense, to assemble the Collateral and make it available to AEG at a place or places designated by AEG, and (v) sell any or all of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Seller's premises) as in AEG's opinion is commercially reasonable. Should AEG exercise its rights to possession, Seller hereby waives its right, if any, to cause AEG to post a bond or any other type of security. Any requirement of reasonable notice regarding disposition of the Collateral by AEG shall be conclusively met if notice is given to Seller in writing at least five (5) days before the date fixed for a public sale or after which a private sale or other disposition is to be made. AEG shall be entitled to purchase the Collateral at any public sale. It is not necessary that the Collateral be present at any sale by AEG hereunder. Any deficiency in the amount Seller owes to AEG which exists after the disposition of the Collateral will be paid immediately by Seller to AEG. Any excess of sale proceeds over the amounts owing by Seller to AEG shall be returned to Seller, subject however, to applicable law and the rights of the holders of other liens on the property.

         (b) AEG may set off, exercise any lien or other right of attachment or garnishment, and apply any and all monies, balances, credits, accounts and deposits any time owing by AEG to or for Seller's account against any of Seller's obligations to AEG.

10. GOVERNING LAW. THIS AGREEMENT AND ALL TRANSACTIONS OCCURRING HEREUNDER SHALL BE DEEMED MADE IN AND GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

11. JURISDICTION. The Parties consent to the non-exclusive jurisdiction and venue of the state or federal courts located in New Jersey. Service of process on either party in connection with any dispute shall be binding on such party if sent to it by Registered or Certified Mail at the address specified above. SELLER WAIVES ANY RIGHT SELLER MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

12. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Without limiting the generality of the foregoing, should this Agreement call for the payment of monies in excess of the maximum legally permitted rate of interest, then this Agreement shall be deemed automatically amended so as to not require payment of monies in excess of the maximum lawfully permitted rate of interest.

13. COLLECTION. AEG will undertake collection efforts for all Receivables and use its best efforts to collect them in accordance with normal industry practice. Notwithstanding the foregoing, AEG shall have the full power and authority to collect each Receivable, through legal action or otherwise, and may, in its sole discretion, settle, compromise, or assign (in whole or in part) any of the Receivables, or otherwise exercise any other right with respect to any of the Receivables if such action will facilitate collection. AEG shall have the right to endorse Seller's name and trade names (if any) upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Seller which AEG receives in connection with its collection of Seller's accounts receivable under or in connection with this Agreement.

14. INDEMNIFICATION. Seller agrees to indemnify and hold AEG harmless from and against any and all claims, losses, expenses, costs, obligations and liabilities (including court costs and reasonable attorney's fees at the trial, appellate and post-judgment levels) that AEG may incur by reason of: (i) Seller's breach of or failure to perform any of its representations, warranties, commitments or covenants in this Agreement, or (ii) AEG's collecting or attempting to collect any Receivable. To the maximum extent permitted by applicable law, Seller hereby releases AEG and its officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them except for actions or omissions which constitute willful misconduct.

15. PURCHASER CHARGES. AEG will charge Seller a [UNDERWRITING FEE] underwriting fee to cover AEG's legal and accounting costs and expenses in connection with the closing. In addition, Seller shall reimburse AEG for all out of pocket expenses and costs incurred in connection with this Agreement including, but not limited to, wire transfer fees, search fees, and filing fees. Seller already has paid $1,000 of these fees and charges to AEG as a deposit. The balance of these fees and charges will be paid in two (2) equal installments which will be deducted from each of AEG's first two (2) advances to Seller. AEG also shall charge Seller for its direct out-of-pocket costs for wire transfers, mail, overnight delivery, lien searches, credit reports, accounting fees, consultant fees, and all legal and other expenses, including, but not limited to, reasonable attorneys' fees, incurred by AEG in administering, enforcing, or amending this Agreement. In addition, AEG will charge Seller an (A) an Administrative Fee with respect to (i) any Receivable Seller fails to sell to AEG, or (ii) any payment made to Seller with respect to a Receivable which is not remitted to AEG, in accordance with the provisions of this Agreement, and
(B) any Termination Fee payable pursuant to Section 16 of this Agreement.

16. COMPLETE AGREEMENT. This Agreement is the complete and entire understanding between Seller and AEG and may only be modified by a written instrument signed by the party to be bound thereby.

17. TERM. The term of this Agreement shall commence on the effective date hereof and continue in effect for a period of two (2) years and shall be automatically renewed from year to year thereafter unless terminated as provided in this Section.

         (a) Provided Seller is not in default of its obligations under this Agreement, Seller may terminate this Agreement prior to the end of the term without penalty upon one-hundred eighty (180) days' written notice to AEG. If the Agreement is terminated by AEG because of Seller's default, AEG shall charge Seller a termination fee equal to the number obtained by multiplying (i) the daily average of the sum of all Service Fees, Discount Fees, and other fees and charges charged by AEG to Seller from the effective date of this Agreement to the date of termination by (ii) one hundred and twenty (120).

         (b) Upon the expiration of the initial two (2) year term of this Agreement, either party may terminate this Agreement through ninety (90) days' written notice to the other party.

         (c) AEG may terminate this Agreement through written notice to Seller if AEG is unable, after good faith attempts to do so, to secure funds with which to purchase Seller's Receivables in accordance with the terms of this Agreement.

         (d) Upon any termination of this Agreement, (i) the aggregate amount of any and all outstanding Receivables shall be charged back to Seller's Book Account, (ii) any and all Obligations (including, but not limited to, any Overdraft created through the charge back of Receivables upon termination) shall be immediately due and payable in full, and (iii) AEG's obligation to purchase Receivables and to make advances or credit accommodations under the Line of Credit or under any other credit facilities provided under or in connection with this Agreement shall terminate. Notwithstanding the termination of this Agreement, all rights of AEG shall survive the termination or expiration of the term of this Agreement until all of the Obligations have been satisfied in full to AEG's satisfaction. In recognition of AEG's right to have all its attorneys' fees and expenses incurred under or in connection with this Agreement secured by the Collateral, notwithstanding payment in full of the Obligations by Seller, AEG shall not be required to record any terminations or satisfactions of any of its liens on the Collateral unless and until Seller and any and all Guarantors have executed and delivered to AEG a Release And Covenant Not To Sue in a form acceptable to AEG. AEG's security interest in, and rights in connection with, the Collateral shall remain in effect until Seller has paid all of the Obligations in full. Upon payment of the Obligations in full, AEG shall promptly reconvey all outstanding and unpaid Receivables to Seller together with the underlying documentation with respect to such Receivables.

18. EFFECTIVE DATE. This Agreement shall be effective when (i) AEG has received written confirmation from the appropriate state, county, and local filing offices that it holds a first priority lien on the Collateral, or, in the alternative, and in its sole discretion, AEG elects to waive this condition to the effectiveness of this Agreement with respect to all or any part of the Collateral, and (ii) it is executed and accepted by AEG in its office in Paramus, New Jersey.

19. SURVIVAL. All representations, warranties, indemnities and covenants of the Seller under this Agreement shall survive the making of payment and the expiration or earlier termination of this Agreement.

20. BINDING EFFECT. The terms, covenants and conditions of this Agreement shall be upon and shall enure to the benefit of each of the parties hereto, their respective successors, and assigns.

21. FURTHER ASSURANCES. At anytime, upon the request of AEG, Seller shall make, execute, and deliver any and all such additional documents and instruments and do such further acts and things as AEG may reasonably require to effect, or to effectuate more fully, the purposes of this Agreement.

22. COUNTERPARTS; TELECOPIES. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Signatures delivered by telecopier or other electronic device shall be binding and enforceable against the party as if an original signed counterpart had been delivered.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized corporate officers on the day and year first above written.

AS TO PURCHASER:                                     AS TO SELLER:

AMERICAN EQUITIES GROUP, INC.                        [COMPANY NAME]

By:                                                  By:
   -----------------------------                        ------------------------
      DAVID S. GOLDBERG, C.E.O.                      [COMPANY'S CEO/PRESIDENT]

By:                                                  By:
   -----------------------------                        ------------------------
      DAVID S. GOLDBERG, SECRETARY                   [COMPANY'S SECRETARY]

                                   SCHEDULE A

         The "Collateral" shall mean the following, whether now or hereafter existing or created or now or hereafter acquired by [COMPANY NAME] (the "Debtor"):

                  (i)      The Accounts Receivable (as hereafter defined);

                  (ii)     The Inventory (as hereinafter defined;

                  (iii)    The Equipment (as hereinafter defined);

                  (iv) Any claims of the Debtor against third parties for loss or damage to, or destruction of, any and all of the foregoing, all guarantees, security and liens for payment of any Accounts Receivable and documents of title, policies, certificates of insurance, insurance proceeds, securities, chattel paper, and other documents and instruments evidencing or pertaining thereto; and all files, correspondence, computer programs (whether software, firmware or operating systems), tapes, discs and related data processing software or media owned by the Debtor or in which the Debtor has an interest which contain information identifying or pertaining to any one or more of the items in (i), (ii) and (iii) above, or (v) and (vi) below, or any account debtor, showing the amounts owed by each, payment thereon or otherwise necessary or helpful in the realization thereon or the collection thereof.

                  (v) Any and all moneys, securities, drafts, notes, choses-in-action, items and other property or the Debtor, including, but not limited to, customer lists, contract rights, leases, licenses (to the extent said licenses permit assignment), all general intangibles (including, but not limited to, trademarks, trade names, patents, copyrights, and all other forms of intellectual property, and tax refunds), and all proceeds and products thereof, now or hereafter held or received by or in transit to Lender from or for the Debtor, or which may now or hereafter be in the possession of Lender, or as to which Lender may now or hereafter control possession, by documents of title or otherwise, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any and all deposits, general or special, balances, sums, proceeds and credits of the Debtor, and all rights and remedies which the Debtor might exercise with respect to any of the foregoing but for execution of this Agreement; and

                  (vi) All proceeds and products of the Equipment, the Accounts Receivable and the Inventory, said proceeds and products to include without limitation, any "Collateral" as used in clauses (i), (ii), (iii), (iv) or (v) above.

                           The term "Accounts Receivable" shall mean, in
addition to the definition of the terms "Accounts" and "General Intangibles" contained in the Uniform Commercial Code, of the State of New Jersey, any and all obligations of any kind at any time due and/or owing to the Debtor and all rights of the Debtor to receive payment or any other consideration (whether classified under the Uniform Commercial Code of the State of New Jersey or any other State as accounts, contract rights, chattel paper, general intangibles, or otherwise) including without limitation, invoices, contract rights (including without limitation contracts for time or services from service bureaus and others, licenses and agreements for computer hardware and/or software), accounts receivable, acceptances, instruments and all other debts, obligations and liabilities in whatever form owing to the Debtor from any person, firm, governmental authority, corporation or any other entity, all security therefor, and all the Debtor's rights to goods sold (whether delivered, undelivered, in transit or returned), which may be represented thereby, whether now existing or hereafter arising, together with all proceeds and products of any and all of the foregoing.

                           The term "Inventory" shall mean, in addition to the
definition thereof contained in the Uniform Commercial Code, of the State of New Jersey, all goods, merchandise or other personal property held by the Debtor for sale or lease or to be furnished under labels and other devices, names or marks affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof, and all right, title and interest of the Debtor therein and thereto, all raw materials, work or goods in process or materials and supplies of every nature used, consumed or to be consumed in the Debtor's business, all packaging and shipping materials.

                           The term "Equipment" shall mean, in addition to the
definition thereof contained in the Uniform Commercial Code of the State of New Jersey, all equipment, machinery, furniture, fixtures, and all other tangible assets (including motor vehicles, if any) and all replacements, repairs, modifications, alterations, additions, controls and operating accessories therefor, all substitutions and replacements therefor, and all accessions and additions thereto and all proceeds and products of the foregoing now owned or hereafter acquired by the Debtor.

                           The term "Lender" means American Equities Group, Inc.
and its successors and assigns.

                                             [COMPANY NAME]

                                             By:
                                                 -------------------------------
                                                Name: [COMPANY'S CEO/PRESIDENT]
                                                Title: